EXHIBIT 99.2

SOUTHERN UNION COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On August 24, 2006, Southern Union Company (“Southern Union” or the “Company”) completed the previously announced sale of the assets of its PG Energy natural gas distribution division (“PG Energy”) for cash proceeds of approximately $580 million, or $556.1 million after consideration of estimated working capital adjustments (the “PGE Disposition”).  Additionally, on August 24, 2006, the Company completed the previously announced sale of the assets of the Rhode Island operations of its New England Gas Company natural gas distribution division (“Rhode Island Division”) to National Grid USA for cash proceeds of approximately $575 million, or $489.9 million after consideration of estimated working capital adjustments and less debt assumed (“the Rhode Island Division Disposition”).

The operating results of PG Energy and the Rhode Island Division have previously been reported by the Company within discontinued operations. Accordingly, the historical earnings from continuing operations within the accompanying unaudited proforma combined condensed statements of operations for the six months ended June 30, 2006 and the twelve months ended December 31, 2005 do not require adjustments to eliminate the results of PG Energy and the Rhode Island Division. On March 1, 2006, the Company acquired Sid Richardson Energy Services, Ltd. and subsidiaries ("SRES") and Richardson Energy Marketing, Ltd. ("REM") for approximately $1.6 billion in cash (the “Acquisition”) that was funded under a bridge loan facility (the “Bridge Loan”). Under the terms of the Bridge Loan, the Company is required to apply 100 percent of net cash proceeds from asset dispositions against the Bridge Loan. The following unaudited pro forma combined condensed financial statements present the financial information of Southern Union for the periods indicated after giving effect for the interrelated Acquisition, PGE Disposition and Rhode Island Division Disposition.

The unaudited consolidated condensed Southern Union balance sheet as of June 30, 2006 included in the Company’s June 30, 2006 Form 10-Q filing has been adjusted as if the dispositions had occurred on that date. The unaudited pro forma combined condensed statements of operations for the six months ended June 30, 2006 and twelve months ended December 31, 2005 assume that the Acquisition, PGE Disposition and Rhode Island Division Disposition occurred on January 1, 2005.

The unaudited pro forma combined condensed financial statements are based upon currently available information and certain assumptions that the Company believes are reasonable. Assumptions underlying the combined condensed pro forma adjustments are described in the accompanying notes and should be read in conjunction with the unaudited combined condensed pro forma financial statements. The unaudited pro forma combined condensed financial statements are furnished for informational purposes only and do not purport to represent the Company’s results of operations or financial condition had the Acquisition or PGE Disposition and Rhode Island Division Disposition actually occurred on the dates indicated or for any future period.

The unaudited pro forma combined condensed financial statements do not contain any adjustments to reflect cost savings or other synergies anticipated as a result of the Acquisition or PGE Disposition and Rhode Island Division Disposition.

Southern Union Company and Subsidiaries
Unaudited Pro Forma Combined Condensed Statement of Operations
For the Six Months Ended June 30, 2006
(In thousands of dollars, except shares and per share amounts)

		Proforma Adjustments
	Southern	SRES
	Union	REM
	Unaudited	Unaudited				Proforma
	Historical	Historical (A)	Other (B)			Combined
Operating revenues:
Gas distribution	$386,521	$-	$-			$386,521
Gathering and processing	278,734	230,549	-			509,283
Gas transportation and storage	432,325	-	-			432,325
Other	1,941	-	-			1,941
Total operating revenues	1,099,521	230,549	-			1,330,070

Operating expenses:
Cost of gas and other energy	636,899	220,674	(476)	(D	)	857,097
Revenue—related taxes	20,373	-	-			20,373
Operating, maintenance and general	177,135	5,340	-			182,475
Depreciation and amortization	69,521	3,127	9,478	(E	)	78,999
			(3,127)	(E	)
Taxes, other than on income and revenues	22,954	-	476	(D	)	23,430
Total operating expenses	926,882	229,141	6,351			1,162,374
Operating income	172,639	1,408	(6,351)			167,696

Other income (expenses):
Interest	(105,199)	(356)	(13,730)	(F	)	(87,579)
			(2,600)	(F	)
			5,177	(F	)
			675	(G	)
			28,454	(I	)
Earnings from unconsolidated investments	27,399	-	-			27,399
Other, net	38,643	109	-			38,752
Total other expenses, net	(39,157)	(247)	17,976			(21,428)

Earnings from continuing operations before
income taxes	133,482	1,161	11,625			146,268

Federal and state income taxes (benefit)	43,742	(148)	4,328	(H	)	47,922
Net earnings from continuing operations	89,740	1,309	7,297			98,346
Preferred stock dividends	(8,682)	-	-			(8,682)
Net earnings available for common stockholders
from continuing operations	$81,058	$1,309	$7,297			$89,664

Net earnings available for common stockholders
from continuing operations per share:
Basic	$0.72					$0.80
Diluted	$0.70					$0.78
Weighted average shares outstanding:
Basic	111,807,253					111,807,253

Diluted	114,993,178					114,993,178

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

Southern Union Company and Subsidiaries
Unaudited Pro Forma Combined Condensed Statement of Operations
For the Twelve Months Ended December 31, 2005
(In thousands of dollars, except shares and per share amounts)

		Proforma Adjustments
	Southern	SRES
	Union	REM				Proforma
	Historical	Historical (A)	Other (B)			Combined
Operating revenues:
Gas distribution	$752,699	$-	$-			$752,699
Gathering and processing		2,451,254	(1,082,080)	(C	)	1,369,174
Gas transportation and storage	505,233	-	-			505,233
Other	8,950	-	-			8,950
Total operating revenues	1,266,882	2,451,254	(1,082,080)			2,636,056

Operating expenses:
Cost of gas and other energy	529,450	2,276,153	(1,082,080)	(C	)	1,721,020
			(2,503)	(D	)
Revenue—related taxes	40,080	-	-			40,080
Operating, maintenance and general	302,025	73,149	-			375,174
Depreciation and amortization	92,562	18,843	56,858	(E	)	149,420
			(18,843)	(E	)
Taxes, other than on income and revenues	33,648	-	2,503	(D	)	36,151
Total operating expenses	997,765	2,368,145	(1,044,065)			2,321,845
Operating income	269,117	83,109	(38,015)			314,211

Other income (expenses):
Interest	(128,470)	(4,373)	(84,960)	(F	)	(161,374)
			(5,200)	(F	)
			6,083	(G	)
			55,546	(I	)

Earnings from unconsolidated investments	70,742		-			70,742
Other, net	(8,241)	(6,109)	-			(14,350)
Total other expenses, net	(65,969)	(10,482)	(28,531)			(104,982)

Earnings from continuing operations before income taxes	203,148	72,627	(66,546)			209,229

Federal and state income taxes (benefit)	50,052	307	(24,775)	(H	)	25,584
Net earnings from continuing operations	153,096	72,320	(41,771)			183,645
Preferred stock dividends	(17,365)	-	-			(17,365)
Net earnings available for common stockholders
from continuing operations	$135,731	$72,320	$(41,771)			$166,280

Net earnings available for common stockholders
from continuing operations per share:
Basic	$1.24					$1.52
Diluted	$1.20					$1.47
Weighted average shares outstanding:
Basic	109,395,418					109,395,418

Diluted	112,794,210					112,794,210

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

Southern Union Company and Subsidiaries
Unaudited Pro Forma Condensed Balance Sheet
As of June 30, 2006
(In thousands of dollars)

	ASSETS

	Southern Union
	Unaudited	Proforma			Proforma
	Historical	Adjustments			Combined

Property, plant and equipment:
Plant in service	$4,859,229	$-			$4,859,229
Construction work in progress	158,389	-			158,389
	5,017,618	-			5,017,618
Less accumulated depreciation and amortization	(545,141)	-			(545,141)
Net property, plant and equipment	4,472,477	-			4,472,477

Current assets:
Cash and cash equivalents	37,198	1,046,063	(J	)	-
		(1,046,063)	(K	)
		(16,688)	(L	)
		(20,510)	(M	)
Accounts receivable, net of allowances	239,520	-			239,520
Accounts receivable – affiliates	11,775	-			11,775
Inventories	216,935	-			216,935
Gas imbalances - receivable	76,810	-			76,810
Prepayments and other assets	73,617	(94)	(L	)	73,523
Assets held for sale	1,251,051	(1,251,051)	(J	)	-
Total current assets	1,906,906	(1,288,343)			618,563

Goodwill	90,208	-			90,208

Deferred charges:
Regulatory assets	57,509	-			57,509
Deferred charges	92,683	(28,157)	(N	)	60,684
		(3,532)	(J	)
		(310)	(L	)
Total deferred charges	150,192	(31,999)			118,193

Unconsolidated investments	709,953	-			709,953

Other	43,141	-			43,141

Total assets	$7,372,877	$(1,320,342)			$6,052,535

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

Southern Union Company and Subsidiaries
Unaudited Pro Forma Condensed Balance Sheet
As of June 30, 2006
(In thousands of dollars)

STOCKHOLDERS' EQUITY AND LIABILITIES

	Southern Union
	Unaudited	Proforma			Proforma
	Historical	Adjustments			Combined

Stockholders’ equity:
Common stock, $1 par value; authorized 200,000,000 shares;
issued 113,084,025 shares at June 30, 2006	$113,084	$-			$113,084
Preferred stock, no par value; authorized 6,000,000 shares;		-
issued 920,000 shares at June 30, 2006	230,000	-			230,000
Premium on capital stock	1,687,693	-			1,687,693

Less treasury stock, at cost	(27,566)	-			(27,566)
Less common stock held in trust	(10,610)	-			(10,610)
Deferred compensation plans	10,674	-			10,674
Accumulated other comprehensive loss	(54,096)	25,864	(L	)	(28,232)
Retained earnings (accumulated deficit)	-	(164,119)	(N	)	(164,119)
Total stockholders' equity	1,949,179	(138,255)			1,810,924

Long-term debt and capital lease obligation	1,522,694	(15,000)	(M	)	1,507,694

Total capitalization	3,471,873	(153,255)			3,318,618

Current liabilities:
Long-term debt and capital lease obligation
due within one year	576,164	-			576,164
Notes payable	1,851,000	(1,046,063)	(K	)	805,863
		926	(M	)
Accounts payable and accrued liabilities	202,411	-			202,411
Federal, state and local taxes payable	38,695	17,922	(N	)	56,617
Accrued interest	41,324	(665)	(M	)	40,659
Customer deposits	14,268	-			14,268
Deferred gas purchases	13,697	-			13,697
Gas imbalances - payable	113,538	-			113,538
Other	126,679	(4,382)	(L	)	122,297
Liabilities related to assets held for sale	204,633	(204,633)	(J	)	-
Total current liabilities	3,182,409	(1,236,895)			1,945,514

Deferred credits:
Regulatory liabilities	7,142	-			7,142
Deferred credits	291,221	(45,801)	(L	)	241,055
		(4,365)	(N	)
Total deferred credits	298,363	(50,166)			248,197

Accumulated deferred income taxes	420,232	16,571	(L	)	540,206
		103,403	(N	)
Commitments and contingencies

Total stockholders' equity and liabilities	$7,372,877	$(1,320,342)			$6,052,535

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

SOUTHERN UNION COMPANY AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Adjustments to the Unaudited Pro Forma Combined Condensed Statements of Operations:

(A)	Reflects the historical SRES and REM results of operations amounts for the two month period ended February 28, 2006 and twelve month period ended December 31, 2005.

(B)	Reflects proforma adjustments related to the Acquisition, PGE Disposition and Rhode Island Division Disposition.

(C)	Reflects the elimination of historical affiliate sales and cost of sales transactions between SRES and REM.

(D)	Reflects the reclassification of historical amounts relating to SRES and REM Taxes, other than on income to conform to Southern Union's presentation.

(E)
Reflects the elimination of historical depreciation and amortization expense of SRES and REM and the adjustment for depreciation and amortization expense related to the stepped-up basis of Property, plant and equipment ("PP&E") and definite-lived intangibles ("Intangibles") of $1.57 billion. The estimated fair value of the assets has been adjusted to reflect the results of a third-party appraisal.

	12 Months Ended	2 Months Ended
	December 31, 2005	February 28, 2006
	(In thousands)
		(1)
Estimated new book value of PP&E and Intangibles	$1,566,445	$1,566,445
Estimated average future useful life (in years)	27.55	27.55
Estimated annual depreciation and amortization expense	56,858	56,858
Adjustment factor for the 2006 period (2 months/12 months)	-	16.67%
Estimated pro forma depreciation and amortization expense	$56,858	$9,478

Eliminate historical depreciation expense prior to the Acquisition	$18,843	$3,127

(1) As the Acquisition was completed on March 1, 2006, the Company's historical results of operations included in its June 30, 2006 Form 10-Q already include depreciation and amoritization expense for the four month period ended June 30, 2006 resulting from the Acquisition.

(F)
Reflects the inclusion of interest expense and the amortization of related loan issuance costs associated with Southern Union's $1.6 billion Bridge Loan used to finance the Acquisition. The interest rate used in the following calculation is 5.31 percent, based on a spread of 57.5 basis points over the one-month USD LIBOR quote in accordance with the terms of the Bridge Loan, as of March 31, 2006. Additionally, in connection with this borrowing, Southern Union incurred approximately $7.8 million of direct costs. These issuance costs were capitalized and are amortized as an adjustment to interest expense for pro forma purposes over the eighteen month period included in the pro forma presentation rather than the Bridge Loan's actual 364 day term. For every 1/8 percent change in the interest rate assumed for the Bridge Loan, the monthly interest expense would change by approximately $167,000.

	12 Months Ended	2 Months Ended
	December 31, 2005	February 28, 2006
	(In thousands)
		(1)
Principal Bridge Loan balance outstanding	$1,600,000	$1,600,000
Estimated interest rate on the Bridge Loan	5.31%	5.31%
Estimated interest expense on the Bridge Loan	84,960	84,960
Adjustment factor for the 2006 period (59 days/365 days)	-	16.16%
Estimated pro forma Bridge Loan interest expense	$84,960	$13,730

(1) As the Acquisition was completed on March 1, 2006, the Company's historical results of operations included in its June 30, 2006 Form 10-Q already include Bridge Loan interest expense for the four month period ended June 30, 2006 resulting from the Acquisition.

	12 Months Ended	6 Months Ended
	December 31, 2005	June 30, 2006
	(In thousands)

Bridge Loan issuance costs	$7,800	$7,800
Amortization adjustment factor for 18 month period	66.67%	33.33%
Estimated pro forma Bridge Loan issuance cost amortization	$5,200	$2,600

Eliminate historical Bridge Loan issuance cost amortization		$5,177

(G)	Reflects the elimination of historical interest expense associated with SRES borrowings that were not assumed by Southern Union in the Acquisition.

(H)	Reflects the income tax consequences of the pro forma adjustments at Southern Union's estimated statutory federal and state tax rate of 37.23 percent.

(I)
Reflects the reduction in interest expense associated with the repayment of amounts outstanding on the Bridge Loan from the estimated net proceeds of $1.046 billion received from the PGE Disposition and Rhode Island Division Disposition. The interest expense adjustment for the period prior to the Acquisition is calculated using the credit facility rate of 5.31 percent as of March 31, 2006. The interest expense adjustment for the four month period ended June 30, 2006 is calculated using the 5.57 percent historical average rate applicable to the Bridge Loan for the same four month period.

	12 Months Ended	6 Months Ended
	December 31, 2005	June 30, 2006
	(In thousands)

Estimated net sales proceeds from PGE Disposition	$556,134	$556,134
Estimated net sales proceeds from Rhode Island Division Disposition	489,929	489,929
Total estimated net sales proceeds	1,046,063	1,046,063
Estimated Bridge Loan interest rate prior to March 1, 2006	5.31%	5.31%
Estimated Bridge Loan interest rate for the four month period ended June 30, 2006	-	5.57%
Estimated interest expense for the 2005 period	55,546
Estimated interest expense for the two month period ended February 28, 2006		8,979
Estimated interest expense for the four month period ended June 30, 2006		19,475
Estimated proforma interest expense adjustment	$55,546	$28,454

Adjustments to the Unaudited Proforma Condensed Balance Sheet:

(J)
Reflects net proceeds received from the PGE Disposition and the Rhode Island Division Disposition and the elimination of the PG Energy and Rhode Island Division balances as of June 30, 2006 included in Assets held for sale and Liabilities related to assets held for sale balances. Also reflected is a true up to the estimated loss on sale of approximately $3.9 million related to these two divisions which is included as a component of the adjustment to Retained earnings (accumulated deficit) described in Note (N) which is primarily comprised of a $3.5 million write-off of debt issuance costs associated with the Rhode Island Division’s debt that was assumed in the disposition.

	Rhode Island Division	PG Energy	Total
	(In thousands)

Sales price	$575,000	$580,000	$1,155,000
Estimated working capital adjustment	(6,809)	(23,866)	(30,675)
Debt assumed	(76,595)	-	(76,595)
Unpaid interest on debt assumed	(1,667)	-	(1,667)
Estimated net cash proceeds	$489,929	$556,134	$1,046,063

(K)
Reflects a cash payment of $1.0 billion to repay a portion of the Bridge Loan from the proceeds received from the PGE Disposition and the Rhode Island Division Disposition. The Company is required to apply the net sales proceeds against the Bridge Loan.

(L)
Reflects the elimination of the pension-related assets and liabilities including balances recorded in Accumulated other comprehensive loss, and the related deferred tax balances for both the PG Energy pension plan and the Rhode Island Division pension plan, that were assumed by UGI Corporation and National Grid. Additionally, resulting from the August 24, 2006 definitive agreement between Southern Union and UGI Corporation, Southern Union agreed to transfer PG Energy’s pension obligation to UGI Corporation. Southern Union provided additional funding of approximately $15.1 million for the unfunded pension liability. The pro forma adjustments also reflect the impact of $1.6 million of additional funding made in July 2006. This adjustment reflects the aforementioned cash payments and a $9.3 million charge associated with the settlement of the PG Energy pension plan which is included as a component of the adjustment to Retained earnings (accumulated deficit) described in Note (N).

(M)
Reflects a cash payment of $21.4 million to retire mortgage bonds with principal, premium and accrued interest payable amounts totaling $15.0 million, $5.8 million and $665,000, respectively. Such mortgage bonds were collateralized by certain PG Energy assets that were sold. Such retirement was funded with cash on hand of $20.5 million and borrowings of $926,000 under the Company’s revolving credit facility. The $5.8 million premium amount is included as a component of the adjustment to Retained earnings (accumulated deficit) described in Note (N).

(N)
Reflects the estimated adjustments to the balance sheet as of June 30, 2006 as a result of the like-kind exchange discussed below and the estimated income tax expense associated with the PGE Disposition and the Rhode Island Division Disposition previously disclosed in ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations - Results of Operations - Net Earnings from Discontinued Operations in the Company’s Form 8-K filed with the SEC on July 17, 2006. The Company anticipates the PGE Disposition and Rhode Island Division Disposition will qualify as part of a like-kind exchange of property covered by Section 1031 of the Internal Revenue Code thereby enabling the Company to achieve certain tax deferrals. The adjustments assume no goodwill for tax purposes was allocated to assets sold and a like-kind efficiency of approximately 90 percent. If it is subsequently determined that a portion of the value of the assets sold will be assigned to tax goodwill, an estimated shift of $3.7 million of income tax from deferred to currently payable will occur for every $10 million increment of goodwill. For every 5 percent change in like-kind efficiency, a corresponding shift of approximately $13.3 million of income tax from deferred to current payable would occur. Retained earnings (accumulated deficit) has been reduced by approximately $145.1 million primarily due to (i) the tax expense associated with the $376.2 million of book basis goodwill for which no tax basis had been previously assigned and (ii) the tax expense associated with the tax gain on the assets sold. This adjustment to Retained earnings (accumulated deficit), combined with the other adjustments described in the Notes referenced below, results in a total adjustment to Retained earnings (accumulated deficit) of $164.1 million as follows:

(In thousands)
Tax expense associated with dispositions	$145,117
Premium paid related to mortgage bonds (Note M)	5,771
Settlement of PG Energy pension plan (Note L)	9,344
Additional loss associated with dispositions (Note J)	3,887
$164,119